UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 28, 2010

Lenco Mobile Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Chapala Street, Santa Barbara, California	93101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 308-9199

________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 28, 2010, our wholly-owned subsidiary, AdMax Media Inc., a Nevada corporation (“AdMax”), entered into an amendment to asset purchase agreement (the “Amendment”) with Silverback Network, Inc., a Pennsylvania corporation (“Silverback”).  The Amendment modified certain terms under the asset purchase agreement by and among Lenco Mobile Inc., AdMax and Silverback dated December 3, 2010.  The Amendment modified the terms of the asset purchase agreement by (i) detailing the nature of certain transition services to be provided by AdMax following closing, (ii) extending the period for AdMax to change its corporate name from five days to ten days, and (iii) including a provision that AdMax will cooperate with Silverback to secure the benefits of all contracts that Silverback is assuming and secure all necessary third party consents to assignment of these contracts.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 30, 2010, AdMax completed the sale of certain assets used in its lead generation service business to Silverback's assignee, a newly formed company organized under the name AdMax Media, Inc. (“Newco”).  The asset sale was pursuant to the asset purchase agreement dated December 3, 2010 as amended on December 28, 2010.

The purchase price for the assets was $2.8 million.  At the closing, Newco paid $2.5 million to AdMax and $125,000 to an escrow account to secure certain of AdMax’s indemnification obligations under the asset purchase agreement.  Newco will pay the remaining $150,000, subject to confirmation of minimum working capital amounts, to AdMax by June 28, 2011.

The lead generation service business which was sold to Newco consists of (i) a call center that acquires consumer data, conducts outbound and inbound telemarketing to verify leads and matches leads to specific educational aggregators or institutions, (ii) a list management services segment that generates or purchases consumer data for educational lead verification and sells and licenses that data to list managers or other third parties, and (iii) an online lead generation segment consisting of several lead generating websites.

Additional terms of the asset purchase agreement are described in the current report on Form 8-K that we filed with the Securities and Exchange Commission on December 9, 2010.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment to Asset Purchase Agreement dated December 28, 2010 between AdMax Media Inc. and Silverback Network, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

Date: January 4, 2011	By:	/s/ Thomas Banks
Thomas Banks
Chief Financial Officer

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